EXHIBIT 99.1

               AGREEMENT TO FURNISH EXHIBITS AND SCHEDULES

HemaCare Corporation (the "Registrant") hereby agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules to the Amended and Restated Asset
Purchase Agreement dated June 26, 1996, between the Registrant, HemaBiologics, Inc. and Atopix Pharmaceuticals Corporation, filed with this Report as
Exhibit 2.1. The Amended and Restated Asset Purchase Agreement includes a list briefly identifying the omitted exhibits and schedules.


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